EXHIBIT 3.1(a)


                          DEL MAR INCOME PARTNERS, LTD.

                              ARTICLES OF AMENDMENT

                          TO ARTICLES OF INCORPORATION

     Del Mar Income Partners, Ltd., a corporation organized and existing under the laws of the State of Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     First: The charter of the Corporation, is hereby amended by deleting the definition of "Initial Date" in ARTICLE XII Section A in its entirety and adding a new definition thereto to read as follows:

                                   Article XII

          Initial Date. The term "Initial Date" shall mean the date upon which the Corporation shall close its initial issuance of shares of Capital Stock to investors for an aggregate amount of gross proceeds of at least $2,300,000.

     Second: The amendment to the charter of the Corporation as set forth above has been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

     Third: The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Corporation's shares of capital stock were not changed by the amendment to the charter.

     Fourth: The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury."

     IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its President and attested to by its Secretary on this 31st day of August, 2004.

ATTEST:

By:                                    By:
    ---------------------------             ----------------------------------
    Wanda E. Wages                          Stephen D. Replin
    Secretary                               President


Filing Party:
Robert M. Bearman
Patton Boggs LLP
1660 Lincoln Street, Ste. 1900
Denver, CO  80264



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